UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, For Use of the
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to
     Section 240.14a-12


                                  CLARK, INC.
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                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5) Total fee paid:

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[_] Fee paid previously with preliminary materials:
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[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount previously paid:

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     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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

                                   CLARK, INC.
                         102 SOUTH WYNSTONE PARK DRIVE
                        NORTH BARRINGTON, ILLINOIS 60010

                                 March 19, 2004

To Our Stockholders:

         The Board of Directors joins me in inviting you to attend the 2004 Annual Meeting of Stockholders to be held on Tuesday, April 27, 2004 at 10:00 a.m. Central Time, at The Peninsula Hotel, 108 East Superior Street, Chicago, Illinois. Registration will begin at 9:00 a.m. and refreshments will be provided.

         The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the specific business to be conducted. In addition to the business matters, there will be a report on the progress of our Company and an opportunity for questions of general interest to the stockholders. I look forward to discussing our plans for the Company's future at the Annual Meeting, and I hope to see you there.

                                                 Sincerely,

                                                 /s/ Tom Wamberg


                                                 Tom Wamberg
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                                   CLARK, INC.
                         102 SOUTH WYNSTONE PARK DRIVE
                        NORTH BARRINGTON, ILLINOIS 60010

                                 March 19, 2004

                  NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

The Stockholders of Clark, Inc:

         Notice is hereby given that the 2004 Annual Meeting of Stockholders of Clark, Inc., a Delaware corporation, (the "Company"), will be held on Tuesday, April 27, 2004, at 10:00 a.m. Central Time, at The Peninsula Hotel, 108 East Superior Street, Chicago, Illinois, for the following purposes:

                  (1) To elect two Class III Directors to hold office until the 2007 Annual Meeting and until the respective successor of each is duly elected and qualified;

                  (2) To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2004; and

                  (3) To transact such other business as may properly come before the Annual Meeting, including whether or not to adjourn the meeting and any adjournment of the meeting.

         Any action may be taken on these matters at the Annual Meeting on the date specified above or on any later date if the Annual Meeting is adjourned or postponed.

         Your Board of Directors has established the close of business on March 1, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Clark, Inc. Resource Center located at 102 S. Wynstone Park Drive, North Barrington, Illinois for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

         Even if you plan to attend the Annual Meeting in person, please read these proxy materials and cast your vote on the matters that will be presented at the meeting. You have the option of voting your shares by telephone, through the Internet or by mailing the enclosed proxy card. Instructions for our stockholders are described under the caption "How do I vote?" on page 1 of the proxy statement.

         Finally, if you receive more than one of these mailings at the same address, please follow the instructions on page 4 of the proxy statement under the caption "How can I reduce the number of copies of proxy materials sent to my household?"

                                        By Order of the Board of Directors,

                                        /s/ James W. Radosevich

                                        James W. Radosevich
                                        Vice President and Corporate Secretary

                                TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
INTRODUCTION ...........................................................................1
PURPOSE OF THE ANNUAL MEETING ..........................................................1
ABOUT THE MEETING ......................................................................1
BUSINESS MATTERS TO BE VOTED UPON ......................................................4
PROPOSAL ONE -- ELECTION OF DIRECTORS ................................................. 4
        Nominees for Election as Class III Directors ...................................4
        Continuing Directors ...........................................................5
        Committees and Meetings of the Board of Directors ..............................6
        Compensation of Directors ......................................................9
PROPOSAL TWO -- RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS ..........9
REPORT OF THE AUDIT COMMITTEE...........................................................10
REPORT OF THE COMPENSATION COMMITTEE ...................................................11
        Executive Compensation Philosophy ..............................................11
OUR EXECUTIVE OFFICERS .................................................................13
        Executive Officers' Biographies ................................................13
        Executive Officer Employment Agreements ........................................13
        Key Executive Life Insurance ...................................................15
        Compensation Committee Interlocks and Insider Participation ....................15
        Summary Compensation Table .....................................................15
        Option Grants in Last Fiscal Year ..............................................16
        Aggregated Option Exercises and Year-End Values ................................17
        Equity Compensation Plan Information ...........................................17
PERFORMANCE GRAPH ......................................................................19
OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ..................20
        Section 16(a) Beneficial Ownership Reporting Compliance ........................21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .........................................21
        Related Party Transactions .....................................................21
        Ancillary Business Arrangements ................................................22
INDEPENDENT PUBLIC ACCOUNTANTS .........................................................23
        Principal Accounting Firm Audit Fees ...........................................23
GENERAL INFORMATION ....................................................................24
        Annual Report on Form 10-K .....................................................24
        Incorporation By Reference .....................................................24
        Forward Looking Statements .....................................................24
AUDIT COMMITTEE CHARTER ...............................................................A-1

                                   CLARK, INC.
                         102 SOUTH WYNSTONE PARK DRIVE
                        NORTH BARRINGTON, ILLINOIS 60010

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                       2004 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 27, 2004

                                  INTRODUCTION

         Your Board of Directors hereby solicits your proxy on behalf of Clark, Inc. for use at the 2004 Annual Meeting of Stockholders and any continuation of the meeting pursuant to any adjournment thereof. The Annual Meeting will be held at The Peninsula Hotel, 108 East Superior Street, Chicago, Illinois, on April 27, 2004, at 10:00 a.m. Central Time.

         Our principal executive office is located at 102 South Wynstone Park Drive, North Barrington, Illinois 60010. Our telephone number is (847) 304-5800. We will mail this proxy statement and the accompanying proxy card on or about March 19, 2004. The date of this proxy statement is March 19, 2004.

                          PURPOSE OF THE ANNUAL MEETING

         At the Annual Meeting, the holders of record of shares of our common stock, $.01 par value per share, on March 1, 2004 will be entitled to vote upon the following matters:

                  (1) To elect two Class III Directors to hold office until the 2007 Annual Meeting and until the respective successor of each is duly elected and qualified;

                  (2) To ratify the appointment of Deloitte & Touche LLP as our independent public accountant for the year ending December 31, 2004; and

                  (3) To transact such other business as may properly come before the Annual Meeting, including whether or not to adjourn the meeting and any adjournment of the meeting.

         Your Board of Directors recommends that you vote "FOR" each of the Proposals.

                                ABOUT THE MEETING

         Your shares can be voted at the Annual Meeting only if you vote by proxy or if you are present and vote in person. Even if you expect to attend the Annual Meeting, we encourage you to vote by proxy to assure that your shares will be represented. If you wish to attend the Annual Meeting, please follow the instructions on page 3 under the heading "What do I do if I plan to attend the Annual Meeting?"

1. WHO IS ENTITLED TO VOTE?

         Only record holders of Clark, Inc. common stock as of the close of business on March 1, 2004 are entitled to vote. On that day, 18,539,203 shares were outstanding and eligible to vote.

2. WHAT ARE MY VOTING RIGHTS?

         With respect to each proposal, you will be entitled to one vote per share of common stock held as of the record date.

3. HOW DO I VOTE?

         We offer our registered stockholders three ways to vote, other than attending the Annual Meeting and voting in person:

         o        By mail, using the enclosed proxy card and return envelope;

         o By telephone, using the telephone number printed on the proxy card and following the instructions on the proxy card; and

         o Through the Internet using the control number printed on your proxy card and following the instructions on the proxy card.

         If your shares are held in "street name" (that is, through a broker or other nominee), please check our proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 6:00 p.m. Eastern Standard Time on April 26, 2004.

4. WHAT DOES IT MEAN TO VOTE BY PROXY?

         It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to Thomas M. Pyra and James W. Radosevich, the persons named as proxies on the proxy card accompanying this proxy statement. Mr. Pyra and Mr. Radosevich were selected by the Board of Directors to serve as proxies. Mr. Pyra is the Chief Operations Officer of the Company and Mr. Radosevich is Vice President and Corporate Secretary of the Company. Each executed and returned proxy card will be voted according to the directions indicated on that proxy card. If no direction is indicated, the proxy will be voted according to the Board of Directors' recommendations, which are contained in this proxy statement.

5. ON WHAT MATTERS AM I BEING ASKED TO VOTE?

         The matters listed above under the caption "Purpose of the Annual Meeting."

6. WHAT HAPPENS IF OTHER MATTERS ARE RAISED AT THE MEETING?

         The Board of Directors does not intend to present, and has no information that others will present, any business at the Annual Meeting that requires a vote on any other matter other than what is presented in this proxy statement. If any other matter requiring a vote properly comes before the Annual Meeting, the proxy holders will vote the proxies that they hold in accordance with their best judgment, including voting to adjourn the Annual Meeting to another time if a quorum is not present or if they believe that an adjournment is in the Company's best interests.

7. WHAT IF I SUBMIT A PROXY AND LATER CHANGE MY MIND?

         If you give a proxy, you may revoke it at any time before the shares of common stock it represents are voted. This revocation is effective upon receipt, at any time before the Annual Meeting is called to order, by our Corporate Secretary of: (i) a written instrument revoking the proxy, or (ii) a duly executed proxy bearing a later date than the preceding proxy. Additionally, you may change or revoke a previously executed proxy by voting in person at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.

8. WHO WILL COUNT THE VOTES?

         The Bank of New York, our transfer agent, will serve as proxy tabulator and count the votes. The results will be certified by the inspector of election.

9. WHAT CONSTITUTES A QUORUM?

         The presence, in person or by proxy, of stockholders entitled to vote holding a majority of the outstanding shares of our common stock on the record date will constitute a quorum at the Annual Meeting. Shares that are represented at the Annual Meeting but abstain from voting on any or all matters and shares that are "broker non-votes" will be counted in determining whether a quorum is present at the Annual Meeting. A "broker non-vote" occurs when a broker or nominee votes on some matters on the proxy card but not on others because he or she does not have the authority to do so. The election inspectors appointed for the Annual Meeting will determine the number of shares of our common stock present at the meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots. Unless a quorum is present at the Annual Meeting, no action may be taken at the meeting except an adjournment until a later time.

10. WHAT IS THE REQUIRED VOTE FOR EACH PROPOSAL?

         Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting, in person or by proxy, is required for the election of Directors. Accordingly, proxies marked "WITHHOLD AUTHORITY" and broker non-votes will not be voted and will not affect the outcome.

         Other Items. The affirmative vote of a majority of the votes represented, in person or by proxy, and cast at the meeting is required for the approval of the other proposals listed on the proxy. Accordingly, proxies marked "ABSTAIN" and broker non-votes will not be voted and will not affect the outcome.

11. HOW ARE PROXIES SOLICITED AND HOW MUCH DID THE PROXY SOLICITATION COST?

         In addition to solicitation by mail, proxies may be solicited electronically, by telephone, telegraph, or personally, by certain officers and other employees of the Company and its divisions without extra compensation. The proxy materials are being mailed to those stockholders of record at the close of business on March 1, 2004. The Company will bear the cost of preparing, assembling, and mailing the proxy materials and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company has retained Morrow &, Co., Inc. to assist in the distribution and solicitation of proxies. The Company has agreed to pay Morrow, Inc. a fee of $5,000 plus expenses for these services.

12. WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING DUE?

         The Board of Directors will provide for the presentation of your proposals at the 2005 Annual Meeting, provided that such proposals are submitted by eligible stockholders who have complied with the relevant regulations of the Securities and Exchange Commission regarding stockholder proposals, and our by-laws, a copy of which is available upon written request addressed to the Corporate Secretary of the Company at the Company's principal executive office. To be considered for inclusion in our proxy statement for the 2005 Annual Meeting, stockholder proposals must be received at our principal executive office no later than November 26, 2004.

         Additionally, if a proponent of a stockholder proposal at the 2005 Annual Meeting fails to provide notice of his intent to make a proposal by personal delivery or mail to the Company on or before November 25, 2004 (or by an earlier or later date, if such date is established by amendment to the Company's By-laws), then any proxy solicited by management may confer discretionary authority to vote on such proposal.

13. WHAT DO I DO IF I PLAN TO ATTEND THE ANNUAL MEETING?

         The Annual Meeting will take place at The Peninsula Hotel, 108 East Superior Street, Chicago, Illinois. If you plan to attend the Annual Meeting, simply indicate your intention by marking the designated box on the proxy card, or by following the instructions provided when you vote via the Internet or by telephone.

14. HOW CAN I REDUCE THE NUMBER OF COPIES OF PROXY MATERIALS SENT TO MY
    HOUSEHOLD?

         If you received more than one copy of this proxy statement and the 2003 Annual Report on Form 10-K at the same address and you wish to reduce the number you receive, we will discontinue the mailing of the proxy materials and annual report on the accounts you select. Mark the designated box on the appropriate proxy card(s) or follow the instructions provided when you vote through the Internet or by telephone. You may continue to receive at least one proxy and annual report. For this reason, please do not mark the box on all of your proxy cards or make this selection for all of your accounts when voting through the Internet or by telephone.

15. HOW CAN I OBTAIN ELECTRONIC ACCESS TO THE PROXY MATERIALS, INSTEAD OF RECEIVING MAILED COPIES?

         If you wish to view future proxy materials and annual reports through the Internet instead of receiving copies in the mail, mark the designated box on the appropriate proxy card(s) or follow the instructions provided when you vote through the Internet or by telephone. If you select electronic delivery, we will discontinue mailing the proxy materials and annual reports to you beginning next year and will send you an e-mail message notifying you of the Internet address or addresses where you may access the proxy materials and annual report.

                        BUSINESS MATTERS TO BE VOTED UPON

                                 PROPOSAL ONE --

                              ELECTION OF DIRECTORS

         The Board of Directors currently consists of seven members and is divided, as nearly equal in number as possible, into three classes, categorized as Class 1, Class II and Class III. Each year, the Directors in one of the three classes are elected to serve a three-year term. The Directors also serve as Directors of our subsidiary, Clark Consulting, Inc.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS

         The Board of Directors has nominated the following persons for election:


NAME                                       AGE      POSITION      DIRECTOR CLASS
----                                       ---      --------      --------------
Tom Wamberg ............................... 51      Chairman        Class III

Randolph A. Pohlman........................ 60      Director        Class III

[WAMBERG PHOTO]   Tom Wamberg, age 51, has served as the Chairman of the
                  Board of Directors and a Director since June 1998. Mr.
                  Wamberg's current term as a Director expires at the 2004
                  Annual Meeting of Stockholders. Mr. Wamberg became our
                  President and Chief Executive Officer in September 1999 in connection with our acquisition of The Wamberg Organization, Inc. Mr. Wamberg served as a Director of our predecessor company from 1988 and served as the Chairman of the Board of our predecessor company from September 1996 until July 1998.
                  Mr. Wamberg, who had been a consultant for us since 1976, was President and Chief Executive Officer of The Wamberg
                  Organization, Inc., an independently operated sales office that marketed our products, until we acquired it in September
                  1999. Mr. Wamberg also serves on the Board of Trustees of the Cleveland Clinic. Mr. Wamberg graduated from Baldwin-Wallace
                  College with a Bachelor of Arts degree in Finance. Mr. Wamberg was formerly President of the Association for Advanced Life
                  Underwriting.

[POHLMAN PHOTO]   Randolph A. Pohlman, age 60, has served as a Director and a member of the Compensation Committee of our Board of Directors since June 1998, a member of the Audit Committee since January
                  2000, of which he is Chairman; and a member of the Nominating and Corporate Governance Committee since January 2004. Dr.
                  Pohlman's current term as a Director expires at the 2004
                  Annual Meeting of Stockholders. From February 1996 until July
                  1998, Dr. Pohlman served as a member of our predecessor company's advisory board. Since July 1995, Dr. Pohlman has served as the Dean of the School of Business and Entrepreneurship at Nova Southeastern University in Fort
                  Lauderdale, Florida. From April 1990 to July 1995, Dr. Pohlman served as Director of Human Resources World Wide for Koch
                  Industries. Dr. Pohlman sits on the boards of eResource
                  Capital Group, Inc. and Black Diamond Asset Management LLC. He graduated from Kansas State University with Bachelor of Science and Master of Science degrees in Business
                  Administration and, in addition, earned a Ph.D. in finance and organizational behavior from Oklahoma State University.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

CONTINUING DIRECTORS

         The following persons will continue to serve as Directors of the Company after the 2004 Annual Meeting until such time as their respective terms of office expire and until their respective successors are duly elected and qualified.

DIRECTORS CONTINUING IN OFFICE--CLASS I (TERM EXPIRES IN 2005)

[DALTON PHOTO]    George D. Dalton, age 76, has served as a Director and a
                  member of the Compensation Committee of our Board of Directors since October 1998, a member of the Audit Committee since
                  January 2000 and a member of the Nominating and Corporate
                  Governance Committee since January 2004. His current term as a Director expires at the 2005 Annual Meeting of Stockholders.
                  Mr. Dalton was a Director of Fiserv Inc., a public company engaged in data processing outsourcing, from 1984 to 2000. Mr.
                  Dalton was its Chief Executive Officer from 1984 to 1999.
                  Since August 2000, Mr. Dalton has served as the Chairman and
                  Chief Executive Officer of CALL-Solutions, Inc., a provider of call center and direct marketing services located in Waukesha, WI. He also serves as a Director of Fiduciary Management, Inc., the Milwaukee Public Museum and is Chairman of the Milwaukee School of Engineering Board of Regents.


[PIAKER PHOTO]    Steven F. Piaker, age 41, has served as a Director since June
                  1999 and a member of the Audit and Compensation Committees of our Board of Directors since January 2000 and a member of the Nominating and Corporate Governance Committee since January
                  2004. His current term as a Director expires at the 2005
                  Annual Meeting of Stockholders. Mr. Piaker attained his board seat in connection with our private placement of common stock to Conning Capital Partners V, L.P. Since July 2003, Mr.
                  Piaker has been a partner and member of CCP Fund Managers, LLC, a fund investment and management company and successor to Conning Capital Partners. From August 1994 through June 2003, he was a partner of Conning Capital Partners. Mr. Piaker also sits on the boards of Finetre Corporation, Intersections Inc.
                  and PayCycle, Inc. Prior to joining Conning Capital Partners,
                  Mr. Piaker was a Senior Vice President of Conseco Inc. Prior to that, Mr. Piaker was a Vice President in GE Capital's
                  Corporate Finance Group, focusing on leveraged investments and acquisitions in the insurance and financial services industries. A Chartered Financial Analyst, Mr. Piaker is a graduate of the University of Rochester and holds an M.B.A.
                  from Duke University's Fuqua School of Business.

[LONG PHOTO]      Robert E. Long, Jr., age 48, has served as a Director since he filled a vacancy in January 2003. His current term as a Director expires at the 2005 Annual Meeting of our stockholders. He attained his board seat in connection with the LongMiller acquisition. Mr. Long has over twenty years of experience in the corporate-owned life insurance market and focused the past ten years on bank-owned life insurance. He is a graduate of North Carolina State University and holds a B.A.
                  in Economics and a B.A. in Business Administration.

DIRECTORS CONTINUING IN OFFICE--CLASS II (TERM EXPIRES IN 2006)

[SEIDMAN PHOTO]   L. William Seidman, age 82, has served as a Director and a member of the Compensation Committee, of which he is Chairman, of our Board of Directors since June 1998 and a member of the Audit Committee since January 2000 and a member of the Nominating and Corporate Governance Committee since January
                  2004. Mr. Seidman's current term as a Director expires at the 2006 Annual Meeting of Stockholders. From September 1997 until
                  July 1998, Mr. Seidman served as a member of our predecessor company's advisory board. Mr. Seidman is the chief commentator on NBC cable network's CNBC and publisher of Bank Director magazine. Mr. Seidman also serves on the boards of Intel Data, Inc., Fiserv, Inc., GMAC Bank, Escrow Bank, Deep Green Bank,
                  Amstone, Inc. and LML Payments. From 1985 to 1991, Mr. Seidman served as the Chairman of the Federal Deposit Insurance
                  Corporation under Presidents Reagan and Bush. He became the
                  Chairman of the Resolution Trust Corporation in 1989 and served in that capacity until 1991. Prior to that, Mr. Seidman served as President Reagan's co-chair of the White House
                  Conference on Productivity, President Ford's Assistant of
                  Economic Affairs and a member of the Arizona Governor's
                  Commission on Interstate Banking. A former dean of Arizona
                  State's College of Business, Mr. Seidman holds an A.B. from
                  Dartmouth (Phi Beta Kappa), an L.L.B. from Harvard Law School and a M.B.A. (with honors) from the University of Michigan.

[ARCHER PHOTO]    Bill Archer, age 75, has served as Director since February
                  2001 and as a member of the Compensation Committee and the Audit Committee of our Board of Directors since January 2003 and a member of the Nominating and Corporate Governance
                  Committee since January 2004, of which he is Chairman. Mr.
                  Archer's current term as Director expires at the 2006 Annual
                  Meeting of Stockholders. Mr. Archer is a Senior Policy Advisor at PricewaterhouseCoopers, LLP, a professional services organization. From January 1971 to January 2001, he was a member of the U.S. House of Representatives where he most recently served as Chairman of the House Ways and Means
                  Committee. Mr. Archer is also actively involved with ACCF, Washington Classroom, Wilson Center and Tax Foundation. Mr.
                  Archer was a member of the Texas House of Representatives from 1966 to 1970. He is a graduate of the University of Texas at Austin, where he received B.B.A. and L.L.B. degrees with Honors.

COMMITTEES--COMPOSITION AND MEETINGS OF THE BOARD OF DIRECTORS

         Members of our Board of Directors have been appointed to serve on various committees of the Board of Directors. The Board of Directors currently has three standing committees: (1) the Compensation Committee; (2) the Nominating and Corporate Governance Committee; and (3) the Audit Committee.

         Compensation Committee. The Compensation Committee reviews management compensation levels, reviews and approves the Company's goals and objectives, evaluates the performance of the Chief Executive Officer in light of the Company's goals and objectives, determines the compensation of the Chief Executive Officer and provides recommendations to the Board of Directors regarding the compensation of our other executive officers, including bonuses and incentive compensation plans and equity-based compensation plans. During 2003, the members of the Compensation Committee were Messrs. Seidman (Chairman), Archer, Dalton, Piaker and Pohlman. The Compensation Committee is comprised entirely of independent directors, as defined in the NYSE listing standards as currently in effect.

         Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the "Nominating Committee") identifies and evaluates qualified candidates to become members of the Board of Directors, consistent with criteria approved by the Board of Directors, periodically reviews the composition of the Board of Directors and its committees with respect to the skills and experience represented, develops corporate governance guidelines and oversees the evaluation of management and the Board of Directors. The

Nominating Committee was established in January 2004. The members of the Nominating Committee were Messrs. Archer (Chairman), Dalton, Piaker, Pohlman and Seidman. The Nominating Committee is comprised entirely of independent directors, as defined in the NYSE listing standards as currently in effect.

         Audit Committee. The Audit Committee reviews the scope and approach of our annual audit, our annual financial statements and the auditors' report thereon and the auditors' comments relative to the adequacy of our system of internal accounting and financial controls. The Audit Committee also recommends to the Board of Directors the appointment of independent public accountants for the following year. During 2003, the members of the Audit Committee were Messrs. Pohlman (Chairman), Archer, Dalton, Piaker and Seidman. The Audit Committee is comprised entirely of independent directors, as defined in the NYSE listing standards as currently in effect. The Board of Directors has determined that Mr. Seidman is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Mr. Seidman also serves on the audit committee of two other public companies. The Board of Directors has determined that such simultaneous audit committee service would not impair the ability of Mr. Seidman to effectively serve on the audit committee.

         The Board of Directors has adopted a charter for each of the Compensation Committee, Nominating Committee and Audit Committee, which charters are posted under the Investor Relations portion of the Company's website at www.clarkconsulting.com.

         DIRECTOR QUALIFICATIONS

         Our Corporate Governance Policy contains membership criteria for members of our Board of Directors that applies to our Nominating Committee-recommended director nominees. Under these criteria, members of the Board of Directors should have the highest character and integrity and possess significant experience and skills that will benefit the Company. In selecting nominees for the Board of Directors, the Nominating Committee will consider the diversity of experience and background represented on the Board of Directors, the need for particular expertise on the Board of Directors or committees and the desire for directors to work cooperatively to represent the best interests of the Company, its stockholders and employees. Each director should be committed to enhancing stockholder value and should have sufficient time to fulfill their responsibilities and provide insight into the direction of the company. Each director must represent the interests of all stockholders. At least a majority of the Board of Directors must be independent as defined by the NYSE listing standards.

         DIRECTOR INDEPENDENCE

         Messrs. Archer, Dalton, Long, Piaker, Pohlman and Seidman are independent directors, as defined in the NYSE listing standards. The Board of Directors has determined that each director does not have a material relationship with the Company (either directly as a partner, shareholder or officer of an organization that has a relationship with the Company). In making such a determination, the Board of Directors applied the standards set forth in our Corporate Governance Policy.

         STOCKHOLDER DIRECTOR NOMINEES

         The Nominating Committee considers properly submitted stockholder nominations of candidates for membership to the Board of Directors. In evaluating such nominations, the Nominating Committee seeks to achieve a balance of knowledge, experience and ability on the Board of Directors and to address the membership criteria set forth above under the caption "Director Qualifications." Any stockholder director nominee recommendations must be received in writing and addressed to the Nominating and Corporate Governance Committee, c/o Clark, Inc., 102 South Wynstone Park Drive, North Barrington, Illinois 60010. To be considered timely, any stockholder director nominee recommendation must set forth:

         o the proposed director nominee's name, qualifications and the reason for such recommendation;

         o the name and address of the stockholder(s) proposing such director nominee;

         o the number of shares of stock of the Company that are beneficially owned by such stockholder(s) proposing the director nominee recommendation; and

         o a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company or any of our subsidiaries.

         IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

         The Nominating Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating Committee regularly assesses the appropriate size of our Board of Directors, and whether any vacancies are expected because of retirement or otherwise. In the event that vacancies arise, the Nominating Committee considers various potential candidates for a directorship position. Candidates may come to the attention of the Nominating Committee through current members of our Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated throughout the year by the Nominating Committee. The Nominating Committee considers properly submitted stockholder nominations for candidates to the Board of Directors.

         STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

         Generally, stockholders who have questions or concerns regarding the Company should contact our Investor Relations department at c/o James Radosevich, Vice President and Corporate Secretary at 102 South Wynstone Park Drive, North Barrington, Illinois 60010. However, any stockholder who wishes to communicate directly with the Board of Directors, or any individual director, should direct his or her questions in writing to any director or to all directors c/o Clark, Inc., 102 South Wynstone Park Drive, North Barrington, Illinois 60010.

         EXECUTIVE SESSIONS

         The non-management directors will meet separately at least four times per year, or more frequently if necessary, in regularly scheduled executive sessions without management participation. At least once per year, an executive session will be comprised solely of independent directors. Non-management directors include all independent directors as well as any other directors who are not officers of the Company, whether or not "independent" by virtue of a material relationship with the Company or otherwise.

         The non-management directors will designate one independent director to serve as the Presiding Director to chair each executive session. The Presiding Director will rotate among the chairmen of each of the committees of the Board of Directors.

         Interested parties may communicate directly with the Presiding Director or with the non-management directors as a group by sending his or her communication in writing to the Presiding Director c/o Clark, Inc., 102 South Wynstone Park Drive, North Barrington, Illinois 60010.

         BOARD MEETINGS

         During 2003, the Board of Directors met fourteen times, including telephonic meetings. In addition, the Compensation Committee met six times and the Audit Committee met seven times including telephone meetings. Each of the directors of the Company attended at least 75% of the total number of meetings held of the Board and Board committees on which such director served during 2003, except for Mr. Long.

         The policies adopted by the Board of Directors encourage each director to attend our Annual Meeting of Stockholders each year. Generally, the Board holds a board of directors meeting on the same day as the Annual Meeting, which allows the directors to attend the Annual Meeting. All directors attended our 2003 Annual Meeting.

COMPENSATION OF DIRECTORS

         The members of the Board of Directors who are also employees receive no additional compensation for their services as a Director. The Board of Directors has the authority to determine the compensation of the non-employee Directors. The Board of Directors has approved the following non-employee Director compensation package:

         o non-employee Directors serving their first term as a Director (Bob Long) and Randy Pohlman will receive $5,000 and 1,000 nonqualified stock options (with a ten-year term) for each quarterly meeting attended;

         o non-employee Directors serving their second term as a Director (Steve Piaker, George Dalton and Bill Archer) will receive $6,250 and 2,000 nonqualified stock options (with a ten-year term) for each quarterly meeting attended; and

         o non-employee Directors serving their third term as a Director (Bill Seidman) will receive $7,500 and 2,000 nonqualified stock options (with a ten-year term) for each quarterly meeting attended.

         Upon re-election to another term, each non-employee Director will continue to receive an additional 10,000 nonqualified stock options, which vest over three years, with a ten-year term. In addition, the Chairman of the Audit Committee, Compensation Committee and Nominating Committee each receive an additional $1,250 for each quarterly meeting attended.

                                 PROPOSAL TWO --

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

         The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as our independent public accountant for the year ending December 31, 2004. If the stockholders do not ratify the appointment, the Audit Committee and the Board of Directors will consider the selection of another public accounting firm for 2004 and future years. Services provided to the Company by its independent public accountant during 2003 are described below under "Independent Public Accountant -- Principal Accounting Firm Fees."

         One or more representatives of Deloitte & Touche will attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to answer questions.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2004.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors pursuant to a written Audit Committee Charter. A copy of the current Audit Committee Charter is set forth in Appendix A to this proxy statement. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal accounting and financial controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Committee reviewed with the independent public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent public accountants the auditors' independence from management and the Company, including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors' independence. Finally, the Committee discussed with the independent public accountants the matters required to be discussed by Statements on Auditing Standards No. 61.

         The Committee discussed with the Company's independent public accountants the overall scope and plans for their respective audits. The Committee also reviewed the amount of fees paid to its independent public accountants for audit and non-audit services. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 2004.

                                                 AUDIT COMMITTEE
                                                 Randolph A. Pohlman, Chairman
                                                 William Archer
                                                 George D. Dalton
                                                 Steven Piaker
                                                 L. William Seidman

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 2003.

EXECUTIVE COMPENSATION PHILOSOPHY

         The Compensation Committee provides direction to the Company's Board of Directors in maintaining a compensation program that is consistent with the Company's overall compensation philosophy. The compensation philosophy supported by the Compensation Committee recognizes the need to attract and retain high caliber staff to meet the Company's business requirements. In doing so, however, the Compensation Committee is mindful of overall stockholder return and believes that incentive program design and payments should appropriately reflect comparisons with peer company performance.

         The Compensation Committee advises, recommends and approves compensation strategies, policies, and pay levels necessary to support the business. The Compensation Committee determines the remuneration of the Chairman and Chief Executive Officer and, subject to the approval of the Board, other corporate executives.

         For 2003, the Company's executive compensation program consisted of (i) base salary, adjusted from the prior year, (ii) cash bonuses, and (iii) long-term incentives.

         Base Salary. The base salaries of executive officers are established in consideration of a range of factors, including the individual's performance, the responsibilities of the position, competitive practice and the experience of the executive filling the position.

         As reflected in the Summary Compensation Table on page 16, Mr. Wamberg's salary increased in 2003 by $21,769 for a total of $519,846. In determining Mr. Wamberg's base salary, the Committee considered the Company's financial performance, his individual performance, his responsibilities as Chairman and Chief Executive Officer, and his long-term contributions to the success of the Company. The Committee also compared Mr. Wamberg's base salary and total compensation to the base salaries and total compensation of chief executive officers at comparable companies.

         The Committee believes the annual compensation provided to each of the Chairman and Chief Executive Officer and the executive officers, whether pursuant to an employment agreement or otherwise, is commensurate with the responsibilities, experience and performance of such individuals.

         Bonus. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and to motivate executives to achieve these goals. Annual bonus awards are based on our corporate financial performance, including growth in revenue, EBITA and earnings per share, and the contributions of the executive officers.

         In 2003, Mr. Wamberg's bonus represented approximately 19.6% of his salary and resulted in a bonus award of $101,890.

         The Committee believes that the bonuses paid to the Chairman and Chief Executive Officer and the executive officers, whether pursuant to employment agreement or otherwise, is commensurate with our performance and such individual's contribution to such performance.

         Long-Term Incentives. Long-term incentives are provided pursuant to the 2003 Stock Option Plan. The purpose of the 2003 Stock Option Plan is to encourage and enable participants under the plan to acquire and retain a proprietary interest in our Company by ownership of our stock. We believe these long-term incentives align the interests of our executive officers with those of our stockholders.

         In keeping with the Company's commitment to provide a total compensation package that includes at-risk components of pay, the Committee makes decisions regarding appropriate long-term incentive grants for each executive. When determining these awards, the Committee considers the Company's financial performance in the prior year, the executives' levels of responsibility, prior experience, historical award data and compensation practices of competitors.

         The Committee believes the stock options granted to the executive officers, whether pursuant to employment agreements or otherwise, is commensurate with the executive officer's responsibilities, experience and individual performance of such executive officer.

         Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for compensation paid in excess of $1 million to each of a Company's Chief Executive Officer and its four other most highly compensated executive officers, unless, in general, such compensation is performance based, is established by a committee of outside Directors, is objectively determined and the plan or agreement providing for such performance-based compensation is approved by stockholders. It is the Committee's objective to maximize deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives.

                                        COMPENSATION COMMITTEE
                                        L. William Seidman, Chairman
                                        William Archer
                                        George D. Dalton
                                        Steven Piaker
                                        Randolph A. Pohlman

                             OUR EXECUTIVE OFFICERS

EXECUTIVE OFFICERS' BIOGRAPHIES

         Below are the biographies for our executive officers in 2003 who are not identified as a Director or nominee for Director. Many of our executive officers also hold similar offices with our subsidiary, Clark Consulting, Inc. The Board of Directors elects our officers. Each officer holds office until his successor is elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

         Thomas M. Pyra, 52, became Chief Operations Officer in October 1999. Prior to joining us, Mr. Pyra served as Vice President and Chief Financial Officer of Geodesic Systems, L.L.C. from April 1997 through July 1998. He also served as Chief Financial Officer for Recompute Corporation from October 1995 until January 1997 and served as Vice President and Controller of Intercraft Company from October 1992 until June 1995. Mr. Pyra received a Bachelor of Science degree in finance and an MBA from DePaul University.

         Richard C. Chapman, 50, became an Executive Vice President in July 1998. Since September 1997, Mr. Chapman has also served as the President of our Banking Practice Group. Prior to joining us, Mr. Chapman was a consultant for Bank Compensation Strategies through 1985 and served as President of Bank Compensation Strategies since January 1994. Prior to joining Bank Compensation Strategies, Mr. Chapman was an officer with First Bank System, a regional bank holding company in Minneapolis, Minnesota. Mr. Chapman graduated cum laude from Augustana College, with a major in mathematics and business administration.

         James C. Bean, 51, has served as an Executive Vice President and Chief Integration Officer since July 2000. From February 1998 through July 2000, he was Chief Operating Officer of our Banking Practice. Prior to joining us, Mr. Bean held leadership positions at Mullin Consulting and Management Compensation Group/Healthcare and has 16 years experience in our industry. He also has experience in sales, international marketing, product management, manufacturing management and human resources in both small private as well as large public corporations. Mr. Bean received a B.A. from the University of Minnesota.

         Effective December 19, 2003 Mr. Bean assumed new responsibilities within the organization, focused on sales and sales administration within the Company's Banking Practice. He no longer serves in the capacity of an executive officer of the Company.

         Leslie N. Brockhurst, 57, became an Executive Vice President in March 2003 when he also became President of our Executive Benefits Practice. He previously served as Managing Director for the Northwest Region in the Executive Benefits Practice, and prior to joining us, he held senior executive positions at McDonnell Douglas and Arizona Public Service, the state's largest investor-owned utility. Mr. Brockhurst received his Bachelor of Science degree in physics and mathematics from Bishop's University in Lennoxville, Quebec, and he received postgraduate degrees in education and business from McGill University in Montreal and Webster University in St. Louis.

         Jeffrey W. Lemajeur, 42, joined us in August of 2003 as Corporate Controller, Chief Accounting Officer and Chief Financial Officer. Previously, Mr. Lemajeur served as Treasurer, Chief Financial Officer and Vice President of Finance for Enesco Group, Inc., a NYSE listed distributor of gift items, from January of 1999 through July of 2003. He also served as Chief Financial Officer and Treasurer of Binks Manufacturing Company, an AMEX listed spray equipment manufacturer, from October of 1991 through December of 1998. Mr. Lemajeur, a CPA, graduated magna cum laude from the University of Illinois at Champaign-Urbana where he earned a Bachelor of Science Degree in Accounting.

EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS

         Below is the employment agreement information for our Chief Executive Officer and the four most highly compensated executive officers in 2003.

         Chairman and Chief Executive Officer

         As part of our acquisition of The Wamberg Organization, we entered into an employment agreement with W.T. (Tom) Wamberg, effective as of September 1, 1999, most recently amended on November 1, 2003 (the "Wamberg Agreement"). The Wamberg Agreement is for a term of five years, and the original employment agreement provided for an annual base salary of $260,000 with the salary level at December 31, 2003 of $520,000, which is reviewed annually by the Company's Compensation Committee of the Board of Directors. In addition to this annual base salary, Mr. Wamberg is eligible to receive a bonus of up to 140% of his base salary, which is determined based on Company performance. The Wamberg Agreement contains provisions concerning non-competition, non-solicitation and confidentiality. During the term of the Wamberg Agreement, Mr. Wamberg is to be employed as our Chief Executive Officer, and Mr. Wamberg has agreed to devote substantially all of his business time and attention to this task. If Mr. Wamberg's duties or position differs materially from that of the Chief Executive Officer, upon termination without "cause," or upon a change of control (as such terms are defined in the Wamberg Agreement), Mr. Wamberg may terminate his employment and elect to receive either 12 months salary plus accrued and unpaid benefits or no severance compensation and a waiver of the non-competition and non-solicitation covenants. Mr. Wamberg may also voluntarily terminate the Wamberg Agreement upon 30 days notice without any further obligation.

         Named Executives.

         Thomas M. Pyra originally executed an employment agreement with the Company dated July 1, 1998, most recently amended October 30, 2001 (the "Pyra Agreement"). The term of the Pyra Agreement continues for one year and absent notice of termination, is automatically renewed every November 1 for an additional year, such that there is always one year remaining in the term of the Pyra Agreement. The original Pyra Agreement provided for a base salary of $330,000 with the salary level at December 31, 2003 of $400,400, which is reviewed annually by the Company's Chief Executive Officer and the Compensation Committee of the Board of Directors. In addition to this annual base salary, Mr. Pyra is eligible to receive a bonus of up to 140% of his base salary, which is determined based on Company performance. The Pyra Agreement also provides for Mr. Pyra's participation in the Company's incentive and benefit plans as well as a car allowance. Mr. Pyra is subject to non-competition, non-solicitation and confidentiality provisions. The Pyra Agreement may be terminated immediately by the Company for "cause" or by Mr. Pyra for constructive termination, which includes change of control provisions (as such terms are defined in the Pyra Agreement).

         Richard C. Chapman originally executed an employment agreement with the Company dated September 1, 1997, most recently amended on May 1, 2003 (the "Chapman Agreement"). The Chapman Agreement is for a term of three years, but is automatically renewed on a day-by-day basis on the second anniversary of the Chapman Agreement, such that there is always one year remaining in the term of the Chapman Agreement until either party shall have terminated the automatic extension provision. The original Chapman Agreement provided for a base salary of $325,000, with the salary level at December 31, 2003 of $400,000, which is reviewed annually by the Company's Chief Operating Officer and the Compensation Committee of the Board of Directors. Mr. Chapman is eligible for an annual bonus opportunity of up to 140% of his annual base salary, which is determined based on Company performance. The Chapman Agreement also provides for Mr. Chapman's participation in the Company's incentive and benefit plans. Mr. Chapman is subject to non-competition, non-solicitation and confidentiality provisions. The Chapman Agreement may be terminated immediately by the Company for "cause" or by Mr. Chapman with good reason (as such terms are defined in the Chapman Agreement).

         James C. Bean was a party to an employment agreement with the Company dated March 1, 2001 and amended March 20, 2003 (the "Bean Agreement"). The term of the Bean Agreement continues for one year and absent notice of termination, is automatically renewed every April 1 for an additional year, such that there is always one year remaining in the term of the Bean Agreement on each April 1. The Bean Agreement provides for a base salary of $230,000 per year, including discretionary increases. In addition to his annual base salary, Mr. Bean is eligible to receive a target bonus of up to 140% of his base salary. The Bean Agreement also provides for Mr. Bean's participation in the Company's incentive and benefit plans. Mr. Bean is subject to non-competition, non-solicitation and confidentiality provisions. The Bean Agreement may be terminated immediately by the Company for "cause" or by Mr. Bean for constructive termination (as such terms are defined in the Bean Agreement). The Bean Agreement addresses termination provisions due to a change in control (as defined in the Amendment) and related compensation thereto.

         Leslie N. Brockhurst executed an employment agreement with the Company dated March 21, 2003 (the "Brockhurst Agreement"). The Brockhurst Agreement is for a term of one year, with an automatically annual renewal. The original Brockhurst Agreement provided for a base salary of $330,000, which is reviewed annually by the Company's Chief Operating Officer and the Compensation Committee of the Board of Directors. Mr. Brockhurst is eligible for an annual bonus opportunity of up to 125% of his annual base salary, which is determined based on Company performance. Upon the signing of the Brockhurst Agreement, Mr. Brockhurst received a 15,000 stock option grant and a 2004 grant of an additional 20,000 stock options if he remains with us for one year. The Brockhurst Agreement also provides for Mr. Brockhurst's participation in the Company's incentive and benefit plans. Mr. Brockhurst is subject to non-competition, non-solicitation and confidentiality provisions.

KEY EXECUTIVE LIFE INSURANCE

         We maintain key man life insurance policies of $50.0 million on our Chairman and Chief Executive Officer and policies ranging from $1.0 to $10.0 million on certain other key executives. As part of our Chairman and Chief Executive Officer's employment agreement, we agree to use the proceeds from the key man life insurance to purchase from the Chairman's estate up to $20 million of common stock at the closing price on the last trading day immediately preceding his death.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Compensation Committee, as of the date of this proxy statement, is or has been an officer or employee of the Company or any of its subsidiaries.

SUMMARY COMPENSATION TABLE

         The following table sets forth the annual and long-term compensation earned during the last three fiscal years with respect to our Chief Executive Officer and our four most highly compensated executive officers in 2003, other than the Chief Executive Officer.

                                                                                                  LONG TERM
                                                                                                 COMPENSATION
                                                                                                 ------------
                                                                   ANNUAL COMPENSATION           SECURITIES
                                                             ---------------------------------    UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION                                  YEAR     SALARY($)    BONUS($)(1)   OPTIONS(#)(2)   COMPENSATION($)(3)
---------------------------                                  ----     ---------    -----------   -------------   ------------------
Tom Wamberg................................................  2003     $ 519,846   $  101,890        44,000          $  95,769
  Chairman of the Board,                                     2002       498,077      244,058            --             59,860
  Chief Executive Officer and Director                       2001       352,000      440,330       100,000            220,180

Thomas M. Pyra.............................................  2003     $ 400,282   $   78,455        30,000          $  48,218
  Chief Operations Officer                                   2002       383,519      187,924            --             42,355
                                                             2001       330,510      384,627        40,000             32,758

Richard C. Chapman.........................................  2003     $ 389,467   $  130,861        25,000          $  21,000
  Executive Vice President                                   2002       355,203      441,840            --             21,000
                                                             2001       330,510      427,700        35,000             20,100

James C. Bean..............................................  2003     $ 308,520   $   60,470        20,000          $  21,000
  Senior Vice President                                      2002       259,885      127,343            --             21,000
                                                             2001       230,000      297,850        55,000                 --

Leslie N. Brockhurst.......................................  2003     $ 255,115   $  223,226        15,000          $  36,385
  Senior Vice President                                      2002            --           --            --                 --
                                                             2001            --           --            --                 --

------------
(1) Bonuses represent incentive compensation, whether under employment agreements entered into with the named executive officers, or otherwise. See "Executive Officer Employment Agreements" above. Bonuses reflect amounts earned by the named executive officers during the referenced year, even though paid in the following year.

(2) Long Term Compensation represents the number of stock options granted in a given year.

(3) The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules. The amounts shown in this column for fiscal 2003 include the following: (1) allocation to the Company's Execu-Flex Benefit Plan in the amount of $15,000 for each of the named executive officers; (2) matching contributions by the Company under the Clark, Inc. 401(k) Savings Plan in the amount of $6,000 for each of the named executive officers; (3) matching contributions by the Company under the Company's Executive Deferred Compensation plan in the amounts of $2,000 for Mr. Wamberg and $855 for Mr. Pyra; (4) for Mr. Wamberg's personal use of the Company aircraft and car allowance in the amount of $27,896 and $13,549, respectively; (5) for Mr. Pyra's car allowance of $12,198; (6) for Mr. Wamberg's personal use of country clubs in the amount of $13,074; and (7) for Mr. Wamberg and Mr. Pyra's estate planning services of $12,000 and $14,165, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning the options granted to the named executive officers during 2003. The options were granted pursuant to our 2002 Stock Option Plan. No stock appreciation rights were granted during 2003. For additional information on terms of options, see "2002 Stock Option Plan."

                                                                                            POTENTIAL REALIZABLE VALUE
                                  NUMBER OF      % OF TOTAL                                 AT ASSUMED ANNUAL RATES OF
                                  SECURITIES      OPTIONS                                  STOCK PRICE APPRECIATION FOR
                                  UNDERLYING     GRANTED TO     EXERCISE                        OPTION TERM ($)(1)
                                   OPTIONS      EMPLOYEES IN      PRICE     EXPIRATION     -----------------------------
NAME                               GRANTED      FISCAL YEAR      ($/SH)        DATE              5%            10%
----                               -------      -----------      ------        ----           --------     ----------
Tom Wamberg..................       44,000         14.7%         $18.49      01/28/13         $496,687     $1,296,605
Thomas M. Pyra...............       30,000         10.0%          18.49      01/28/13          338,649        884,408
Richard C. Chapman...........       25,000          8.3%          18.49      01/28/13          282,208        736,707
James C. Bean................       20,000          6.7%          18.49      01/28/13          225,767        589,365
Leslie N. Brockhurst.........       15,000          5.0%          12.49      05/21/13          114,379        298,588

----------
(1) In accordance with the rules of the SEC, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the assumed rates of stock appreciation of 5.0% and 10.0% compounded annually from the date the respective options were granted to their expiration date and do not reflect our estimates or projections of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock, the option holder's continued employment through the option period, and the date on which the options are exercised.

AGGREGATED OPTION EXERCISES AND YEAR-END VALUES

         The following table sets forth certain information concerning all unexercised options held by the named executive officers as of December 31, 2003.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUE TABLE


                                                                             NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                              OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                                 SHARES                          YEAR-END(#)               FISCAL YEAR-END(1)
                                               ACQUIRED ON     VALUE      ----------------------------  ---------------------------
NAME                                          EXERCISE (#)  REALIZED ($)  EXERCISABLE    UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----                                          ------------  ------------  -----------    -------------  -----------   -------------
Tom Wamberg.................................        --      $      --       66,667          77,633      $1,282,673      $ 34,337
Thomas M. Pyra..............................     2,000         11,400      113,667          56,663       2,186,953       156,957
Richard C. Chapman..........................    12,000        119,760       95,333          48,967       1,834,207       142,967
James C. Bean...............................        --             --       72,667          52,663       1,398,113       108,397
Leslie N. Brockhurst........................        --             --        3,000          12,300          57,720        83,299

------------
(1) Value for "in-the-money" options represents the positive spread between the respective exercise prices of outstanding options and the closing price of $19.24 on December 31, 2003.


EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes information as of December 31, 2003, relating to equity compensation plans of the Company pursuant to which common stock is authorized for issuance:


                                                                                             NUMBER OF SECURITIES
                                                                                              REMAINING AVAILABLE
                                                                                              FOR FUTURE ISSUANCE
                                                 NUMBER OF SECURITIES    WEIGHTED-AVERAGE        UNDER EQUITY
                                                  TO BE ISSUED UPON      EXERCISE PRICE OF    COMPENSATION PLANS
                                                     EXERCISE OF            OUTSTANDING           (EXCLUDING
                                                 OUTSTANDING OPTIONS,   OPTIONS, WARRANTS    SECURITIES REFLECTED
PLAN CATEGORY                                    WARRANTS AND RIGHTS        AND RIGHTS          IN COLUMN (a))
-------------                                    -------------------        ----------             -----------
                                                        (a)                     (b)                     (c)
Equity compensation plans approved by
  security holders..........................        1,204,940                   $14.79            2,067,058
Equity compensation plans not approved by
  security holders..........................          380,332*                  $12.94              310,500
                                                    ---------                   ------            ---------
   Total....................................        1,585,272                   $14.68            2,377,558
                                                    =========                   ======            =========

----------
*includes 190,832 options issued from a pre-IPO plan, which has since been discontinued and cancelled by the Board of Directors.

                             2002 STOCK OPTION PLAN

         The following description of the 2002 Plan sets forth the material and summary terms thereof. It does not purport to be complete and is qualified in its entirety by reference to the terms of the 2002 Plan, a copy of which was filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the period ended June 30, 2002, as filed with the SEC on August 14, 2002.

         Purpose. The purpose of the 2002 Plan is to advance the interest of our Company by encouraging and enabling the acquisition of a financial interest in the Company by officers and other employees of our Company. The plan is intended to aid the Company in attracting and retaining employees to stimulate the efforts and strengthen their desire to remain at the Company.

         Shares Available for Issuance. The 2002 Plan provides that the total number of shares of common stock which may be issued pursuant to awards under the 2002 Plan may not exceed 500,000 shares, which represents approximately 2.7% of the Company's outstanding shares of common stock as of the record date. As of March 1, 2003, options representing 189,500 shares had been granted and 310,500 options representing shares remain available for grant under the 2002 Plan.

         The shares of common stock subject to awards under the 2002 Plan will be reserved for issuance out of the Company's total authorized shares. A participant in the 2002 plan is permitted to receive multiple grants of awards.

         Administration. The 2002 Plan is administered by the Compensation Committee. The Compensation Committee has full and final authority, in its discretion, to select the employees who would be granted incentive stock options and would determine the number of shares subject to each option, the duration of each option and the terms and conditions of each option granted.

         Eligibility. The Compensation Committee is authorized to grant incentive stock options to any officer or other employee (including officers and employees who are also Directors), non-employee Director, or non-employee licensed insurance producer of the Company or its subsidiaries.

         Terms and Conditions of Options. Any option granted under the 2002 Plan shall be evidenced by a Non-Qualified Stock Option Agreement executed by the Company and the optionee.

         Option Price. The option price per share is determined by the Compensation Committee but may not be less than 100% of the fair market value of the Company's common stock on the date the option is granted. For purposes of the 2002 Plan, the fair market value means the closing price as reported on the New York Stock Exchange on the relevant date, so long as the common stock is traded on the New York Stock Exchange.

         Vesting. Options may vest either on the date of grant or according to such vesting schedule or event as may be specified by the Compensation Committee.

         Payment. Full payment for shares purchased upon exercising an option shall be made in cash or by check.

         Term of Option. The expiration date of each option shall not be more than ten years from the date of grant.

         Federal Income Tax Consequences to the Company and Optionees. The following discussion is a summary of certain federal income tax consequences to participants who may receive grants of awards under the plan. This discussion does not purport to be complete, and does not cover, among other things, state and local tax treatment. The Federal income tax consequences described in this section are based on U.S. laws and regulations in effect on March 1, 2004 and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.

         For federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option. Upon exercise, the participant will realize ordinary income in an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant's exercise of the option and (b) the amount realized on such sale or exchange. Any gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.

         The Company is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the option subject to the limits of Section 162(m) of the Code.

         Amendments and Termination; No Repricing or Replacing Options Without a Stockholder Vote. The Compensation Committee may terminate or amend the 2002 Plan from time to time in any manner permitted by applicable laws and regulations, except that no additional shares of the Company's Common Stock may be allocated to the 2002 Plan, and no outstanding option may be repriced or replaced, without the approval of the stockholders.

                                PERFORMANCE GRAPH

         The graph below compares the Company's cumulative total stockholder return from December 31, 1998 through December 31, 2003 with the cumulative total return of the Russell 2000 Index and the Nasdaq Insurance Index for the same period. The performance graph assumes the investment of $100 and the reinvestment of all dividends, if any. The performance graph is not necessarily indicative of future investment performance.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                                 DECEMBER 2003


                                [GRAPHIC OMITTED]


                            1998      1999     2000    2001     2002     2003
                            ----      ----     ----    ----     ----     ----
Clark Inc         Return %           -14.81   -29.57   149.18   -23.70    -0.05
                  Cum $    $100.00   $85.19  $ 60.00  $149.51  $114.07  $114.01

NASDAQ INSURANCE  Return %             7.92    19.06     9.48    -0.12    23.69
                  Cum $    $100.00  $107.92  $128.49  $140.67  $140.50  $173.79

RUSSELL 2000      Return %            21.36    -2.91     2.63   -20.49    47.27
                  Cum $    $100.00  $121.36  $117.83  $120.93  $ 96.15  $141.60

                          OWNERSHIP OF COMMON STOCK BY
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 1, 2004 by:

         o each person who we know beneficially owns more than 5% of our Common Stock;
         o        each of our Directors;
         o        each of our "named" executive officers; and
         o        all Directors and executive officers as a group.

         The term "beneficial ownership" includes shares which the indicated beneficial owner exercises voting and/or investment power. The rules also deem common stock subject to options currently exercisable or exercisable within 60 days, to be beneficially owned and outstanding for the purpose of computing the percentage of beneficial ownership of the person owning such options, but they do not deem such stock to be outstanding for purposes of computing the percentage ownership by any other person.

         Except as otherwise indicated, the address for each stockholder listed is c/o Clark, Inc., 102 South Wynstone Park Drive, North Barrington, IL 60010. To our knowledge, except as otherwise noted, each of the persons listed in this table has voting and investment power with respect to all the shares indicated. Percentage of ownership is based on shares of our common stock outstanding on March 1, 2004 and the stock options that are currently exercisable or exercisable within 60 days.

                                                      AMOUNT OF
                                                     COMMON STOCK     CURRENTLY   TOTAL AMOUNT     TOTAL
                                                     BENEFICIALLY    EXERCISABLE  OF BENEFICIAL PERCENTAGE
NAME OF BENEFICIAL OWNER                                 OWNED         OPTIONS      OWNERSHIP    OWNERSHIP
------------------------                            --------------  -----------  -------------  ----------
Life Investors Insurance Company of America(1).        2,286,995             0      2,286,995       12.3%
  4333 Edgewood Road, NE
  Cedar Rapids, Iowa 52499
Tom Wamberg**..................................        1,931,680        66,667      1,998,347       10.8%
Liberty Wanger Asset Management, LP(2) ........        1,929,000             0      1,929,000       10.4%
  227 West Monroe Street, Suite 3000
  Chicago, Illinois 60606
Wellington Management Company, LLP(3)..........        1,301,700             0      1,301,700        7.0%
  75 State Street
  Boston, Massachusetts 02109
Conning Capital Partners V, L.P., a
  fund managed by CCP Fund Managers, LLC (4)...        1,100,000             0      1,100,000        5.9%
  CityPlace II, 185 Asylum Street
  Hartford, Connecticut 06103
Robert E. Long.................................          401,836         7,047        408,883        2.2%
Richard C. Chapman.............................           92,353       107,333        199,686        1.1%
Thomas M. Pyra.................................           36,178       126,667        162,845          *
James C. Bean..................................            3,004        72,667         75,671          *
George D. Dalton...............................            7,904        35,483         43,387          *
Randolph A. Pohlman............................            2,100        41,000         43,100          *
L. William Seidman.............................            7,467        34,216         41,683          *
Steven F. Piaker...............................              925        32,984         33,909          *
Bill Archer....................................            4,000        26,216         30,216          *
Leslie N. Brockhurst...........................            1,331         3,000          4,331          *
                                                      ----------     ---------     ----------      -----
  Total Directors and Executive Officers
   (11 persons)................................        2,488,778       553,280      3,042,058       16.4%
                                                      ==========     =========     ==========      =====

------------
 * Less than 1%.
** Denotes a person who serves as a director and who is also a named executive officer.

(1) Based solely on information contained in Schedule 13D, filed with the SEC on December 6, 2002, and the number of shares of our common stock outstanding on March 1, 2004.
(2) Based solely upon information contained in Schedule 13G/A, filed with the SEC on February 13, 2004, and the number of shares of our common stock outstanding on March 1, 2004.
(3) Based solely upon information contained in Schedule 13G, filed with the SEC on February 12, 2004, and the number of shares of our common stock outstanding on March 1, 2004.
(4) Based solely upon the information contained in Schedule 13D, as filed with the SEC on August 18, 2003, and the number of shares of our common stock outstanding on March 1, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and certain executive officers and certain other beneficial owners of the Company's common stock to periodically file notices of changes in beneficial ownership of common stock with the Securities and Exchange Commission. To the best of the Company's knowledge, based solely on copies of such reports received by it, the Company believes that for 2003 all required filings were timely filed by each of its directors and executive officers, except: (1) a Form 4 filed by Mr. Piaker reporting an option grant on April 29, 2003 (which was filed on July 28, 2003); and (2) Forms 4 filed by Mr. Wamberg reporting the allocation of deferred compensation on June 13, 2003, June 27, 2003 and July 11, 2003 (each of which was filed on September 26, 2003), September 19, 2003 (which was filed on September 25, 2003), and December 12, 2003 and December 24, 2003 (each of which was filed on December 31, 2003).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY TRANSACTIONS

         We lease 17,783 square feet of office space and hangar space for the corporate aircraft from entities owned by our Chairman and Chief Executive Officer, with base rent of approximately $458 thousand annually. The office space lease expires on February 21, 2009.

         During the first quarter 2003, we paid Randy Pohlman, a member of our Board of Directors, $40 thousand as a referral fee. This amount was accrued in our consolidated financial statements as of December 31, 2002.

         In 2001, Mr. Wamberg and Richard Chapman, Executive Vice-President of Clark, Inc. and President of the Banking Practice, have collectively invested $1 million in a company of which George Dalton, a member of our Board of Directors is founder and majority stockholder.

         Mr. Wamberg's two stepsons, Jason French and Chuck French, are employed by us. Jason is a consultant with Pearl Meyer & Partners and Chuck is a consultant with the Executive Benefits Practice. Neither of them reports directly to Mr. Wamberg.

         William Archer, a member of our Board of Directors since February 2001, is a senior policy advisor at PricewaterhouseCoopers LLP. We previously engaged PricewaterhouseCoopers LLP to perform various consulting related to the installation of our wide area network and a knowledge management system at one of our compensation consulting practices. In addition, PricewaterhouseCoopers was retained by one of our practices to perform certain legislative work. During 2003, 2002 and 2001, we paid approximately $0, $380 thousand, and $726 thousand, respectively, to PricewaterhouseCoopers LLP for these services.

         On February 25, 2002, we acquired the Federal Policy Group of PricewaterhouseCoopers LLP. The purchase price was $11.0 million before acquisition costs of approximately $28 thousand, consisting of a cash payment at closing of $5.0 million and $6.0 million of contingent payments all of which was earned by December 31, 2003 upon attainment of established performance criteria.

         Robert Long became a member of our Board of Directors in January 2003 as a result of the LongMiller acquisition. He received a substantial amount of the proceeds including a portion of the asset-backed notes from our November 2002 purchase of LongMiller.

         On September 25, 2002, we entered into an Administrative Services Agreement and Bonus Forfeiture Agreement with an affiliate of AUSA Holding, Inc., one of our principal stockholders. We received payments of approximately $2.5 million during the year ended December 31, 2003 under the terms of this agreement. During 2002, we received $2.5 million for services rendered prior to and through September 30, 2002 and recognized a total of $3.1 million in the last half of 2002, pursuant to this agreement. Under the terms of this agreement, we expect to continue to receive approximately $2.5 million annually from the carrier for a period of 30 years depending upon certain conditions. Of this annual amount, $2.0 million is included in the cash flows securitizing the asset-backed notes issued to finance the acquisition of LongMiller, and we do not have access to this cash for general corporate purposes until the securitization notes are fully paid. This revenue, net of amounts provided for chargebacks, is being recognized on a monthly basis beginning in October 2002. The amounts received are subject to chargeback (reimbursement of a portion of amounts received) if any policies under this agreement are surrendered or if there is a section 1035 exchange. Any chargeback amounts are deducted from the next scheduled payment.

         In 2003, we terminated split dollar policies with four of our officers.

         Fox-Pitt Kelton, co-manager of our November 2001 secondary offering owns Conning Capital Partners. Steve Piaker, a member of our Board of Directors, is a partner with Conning Capital Partners.

         We currently employ a financial planner and an administrative assistant who perform certain functions and services for Mr. Wamberg's personal business, in addition to certain services for us. Mr. Wamberg reimburses us for the salary, benefits and bonus for these individuals.

ANCILLARY BUSINESS ARRANGEMENTS

         Because of various federal and state licensing restrictions, we market products registered with the SEC and insurance-financed employee benefit programs in the states of Pennsylvania and Texas through a registered broker-dealer, Clark Financial Services, Inc., with which we have a networking agreement, and insurance agencies, for which we provide almost all services through administration and services agreements. Each of the following insurance agencies -- Clark, Inc. of Pennsylvania and Clark of Texas, Inc. -- provide the entity through which our producers sell certain products and conduct business in such states. In exchange, each of the insurance agencies is a party to an administration and services agreement under which each insurance agency pays us to furnish facilities, services, personnel and assistance, including the following:

         o        performing all bookkeeping and accounting functions;
         o establishing and maintaining all records required by law and generally accepted accounting principles;
         o        furnishing all stationery, forms, and supplies;
         o        providing all necessary clerical and professional staff;
         o providing all computer hardware and software capabilities and facilities;
         o providing office space, furniture, fixtures, equipment and supplies;
         o assisting in the preparation of reports required by governmental regulatory and supervisory authorities; and
         o        billing and collection of all premiums.

         The charges and fees pursuant to the administration and services agreements are equal to the costs we incur in providing the services, personnel and property, plus an additional amount equal to a certain percentage of the cost. Each insurance agency is solely responsible for its own activities as an insurance producer and for its relationship with the producers or employees in the course and scope of their activities performed on behalf of such agency.

                          INDEPENDENT PUBLIC ACCOUNTANT

CHANGE IN INDEPENDENT PUBLIC ACCOUNTANT

         On February 27, 2002, Ernst & Young LLP, after we notified them that they would not be retained to serve as the Company's independent public accountant for the 2002 fiscal year, resigned and ceased its relationship with the Company after completing the annual audit for the Company's fiscal year ended December 31, 2001. Ernst & Young reported on our financial statements for the fiscal year ended December 31, 2001.

         On March 14, 2002, we engaged Deloitte & Touche LLP to serve as the Company's independent public accountant for the fiscal year ended December 31, 2002. The appointment of Deloitte & Touche was ratified by the Company's stockholders at the 2002 Annual Meeting on April 30, 2002.

                         PRINCIPAL ACCOUNTING FIRM FEES

         The following table sets forth the aggregate fees billed to the Company for professional services provided by Deloitte & Touche LLP for the fiscal years ended December 31, 2002 and 2003, respectively:

                                             2002                   2003
                                             ----                   ----
    Audit Fees(1)................          $414,500             $  494,100
    Audit Related Fees(2)........            33,800                 54,000
    Tax Fees(3)..................           103,255                540,706
    All Other Fees(4)............             3,000                     --
                                           --------             ----------
          Total..................          $554,555             $1,088,806
                                           ========             ==========
------------------
(1)  Fees for audit services in 2003 and 2002 consisted of:
     o    Audit of the Company's annual financial statements
     o    Review of the Company's quarterly financial statements
     o Audit of the annual financial statements of the Company's broker/ dealer subsidiary
     o    Consent(s) related to Security and Exchange Commission ("SEC") matters
(2)  Fees for audit-related services in 2003 related to The Sarbanes-Oxley Act,
     Section 404 advisory services.
(3) Fees for tax services in 2003 and 2002 consisted of tax compliance and tax planning and advice:
     o Fees for tax compliance services totaled $373,381 and $30,385 in 2003 and 2002, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:
          o Original and amended federal, state and local income tax return assistance
     o Fees for tax planning and advice services totaled $165,425 and $72,870 in 2003 and 2002, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of:
          o    State and local income tax planning
          o    Merger and acquisition planning
     o Also includes fees of $1,900 for tax planning software purchased in 2003.
(4) Includes fees for non-audit services not mentioned in the other categories

PRE-APPROVAL PROCEDURES

         The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent public accountants. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent public accountants. Under the policy, pre-approval is generally provided for 12 months unless the Audit

Committee specifically provides for a different period, and any pre-approval must be detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also approve particular services on a case by case basis. For each proposed service, the independent accountants must provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

         All of the services provided by the independent public accountants described above were pre-approved by the Audit Committee.

                               GENERAL INFORMATION

ANNUAL REPORT ON FORM 10-K

         Accompanying this proxy statement is a copy of our Annual Report on Form 10-K for the year ended December 31, 2003. The Annual Report on Form 10-K does not form any part of the materials for the solicitation of proxies. We will mail additional copies of our Annual Report on Form 10-K to each stockholder or beneficial owner of shares of our common stock without charge upon such person's request to James Radosevich, Vice President and Corporate Secretary at our executive offices at 102 South Wynstone Park Drive, North Barrington, Illinois 60010.

INCORPORATION BY REFERENCE

         With respect to any future filings with the Securities and Exchange Commission into which this proxy statement is incorporated by reference, the material under the headings "Report of the Compensation Committee," "Report of the Audit Committee" and "Performance Graph" shall not be incorporated into such future filings.

FORWARD LOOKING STATEMENTS

         This proxy statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this proxy statement, words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project," and similar expressions, as they relate to us or our management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to us. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including risks, uncertainties and assumptions including but not limited to difficulties associated with changes in tax legislation, dependence on key producers and key personnel, our dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks, risks related to significant intangible assets, competitive factors and pricing pressures, dependence on certain insurance companies, changes in legal and regulatory requirements and general economic conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected or projected. Such forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions, relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ James W. Radosevich

                                              James W. Radosevich
                                              Vice President and
                                                 Corporate Secretary

                                                                      APPENDIX A

                                   CLARK, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

ORGANIZATION

         The Audit Committee shall be a committee of the Board of Directors composed of at least three directors, all of whom are independent within the meaning of Section 10A(m)(3)(B) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), meet the independence and experience requirements of the New York Stock Exchange and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. At least one member of the Audit Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualifications in its business judgment.

STATEMENT OF PURPOSE

         The purpose of the Audit Committee shall be to assist the Board of Directors in fulfilling its oversight responsibilities with respect to:

         o        the integrity of the financial statements of the Corporation;

         o the Corporation's compliance with legal and regulatory requirements;

         o the independence and qualifications of the independent auditor; and

         o the performance of the Corporation's internal audit function and independent auditors.

AUTHORITY AND RESPONSIBILITIES

         Although the Audit Committee has the duties and responsibilities set out below, the role of the Audit Committee is oversight. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent auditor.

         In fulfilling its duties and responsibilities, the Audit Committee shall:

         1. Review and discuss with management, the internal audit department and the independent auditor the Corporation's annual audited financial statements and quarterly financial statements, including disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         2. Discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies.

         3. Advise the independent auditor that it is ultimately accountable to the Audit Committee, and the Audit Committee shall have the sole authority and responsibility to select, evaluate, determine compensation for and, where appropriate, replace the independent auditor. The Audit Committee shall pre-approve, at least annually, all audit and non-audit services to be performed by the independent auditor for the Corporation (this responsibility may not be delegated to management). The Committee may delegate pre-approval authority to one or more of its members, who shall report any pre-approval decisions to the Committee at its next scheduled meeting.

         4. Discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management's response, and the Corporation's risk assessment and risk management policies, including the Corporation's major financial risk exposure and steps taken by management to monitor and mitigate such exposure.

         5. Review and discuss with financial management and the independent auditor their qualitative judgments about the appropriateness, not just the acceptability, of those accounting principles and financial disclosure practices that are most important to the portrayal of the Corporation's financial condition and results of operations and that require management's most difficult, subjective or complex judgments, including an analysis of alternative GAAP methods.

         6. Review and approve the internal corporate audit staff functions, including: (i) purpose, authority and organizational reporting lines; (ii) annual audit plan, budget and staffing; and (iii) concurrence in the appointment, compensation and rotation of the director of internal audit.

         7. Review, with senior financial management and such others as the Audit Committee deems appropriate, the Corporation's internal system of audit and financial controls and the results of internal audits.

         8. Obtain and review at least annually a formal written report from the independent auditor addressing: the auditing firm's internal quality-control procedures; any material issues raised within the preceding five years by the auditing firm's internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm. The Committee will also review steps taken by the auditing firm to address any findings in any of the foregoing reviews.

         9. Obtain and review at least annually a formal written report from the independent auditor addressing all relationships between the independent auditor and the Corporation and the auditor's independence generally. The Audit Committee will discuss such reports with the independent auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor's independence and, if so determined by the Audit Committee, recommend that the Board of Directors take appropriate action to satisfy itself of the independence of the auditor.

         10. Prepare the report required by the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

         11. Set policies for the hiring of employees or former employees of the Corporation's independent auditor.

         12. Review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct as required in the policies of the Corporation. In connection with these reviews, the Committee will meet, as deemed appropriate, with Corporation officers or employees.

         13. Meet separately at least quarterly with management, with the corporate audit staff and also with the Corporation's independent auditors.

         14. Have authority to retain such outside counsel, experts and other advisors as the Audit Committee may deem appropriate in its sole discretion. The Audit Committee shall have sole authority to approve related fees and retention terms.

         15. Report its recommendations to the board after each committee meeting and shall conduct and present to the board an annual performance evaluation of the Committee. The Audit Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the board for approval.

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
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       CLARK, INC.                                                                  YOUR VOTE IS IMPORTANT
                                                                                  VOTE BY INTERNET/TELEPHONE
                                                                                 24 Hours a Day/7 Days a Week
-----------------------------------------------   ----------------------------------------------------------------------------------

               INTERNET                                          TELEPHONE                                  MAIL

    https://www.proxyvotenow.com/clk                      1-866-209-1709

o Go to the website address listed above.          o Use any touch-tone telephone.           o Mark, sign and date your proxy card.
o HAVE YOUR PROXY CARD READY.                      o HAVE YOUR PROXY CARD READY.             o Detach your proxy card.
o Follow the simple instructions that      OR      o Follow the simple recorded        OR    o Return your proxy card in the
  appear on your computer screen.                    instructions.                             postage-paid envelope provided.


                                                                               You previously elected to view Clark, Inc. proxy
                                                                               statements and annual reports over the Internet
                                                                               instead of receiving copies in the mail. You can
                                                                               now access the proxy statement for the 2004
                                                                               Annual Meeting and the 2003 Annual Report over
                                                                               the Internet through the following address:
                                                                               http://www.clarkconsulting.com/corporate/investor
                                                                               relations/annualreports/index.shlml. You can vote
                                                                               over the Internet, by telephone, or by traditional
                                                                               proxy card. See the proxy statement and the enclosed
                                                                               proxy card for further information about voting
                                                                               procedures.

                                                                               If you would like a paper copy of the proxy
                                                                               statement and annual report, we will provide a
                                                                               copy to you upon request.  To obtain a copy of
                                                                               these documents, please call 847-304-5800.

                                                                               ----------------------------------------------------
                                                                              [                                                    ]
                                                                              [                                                    ]
                                                                               ----------------------------------------------------

                                 - DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET -

------------------------------------------------------------------------------------------------------------------------------------


   (Please sign, date and return                                [X]
    this proxy in the enclosed
    postage prepaid envelope.)                      Votes must be indicated
                                                    (x) in Black or Blue ink.

                                                                                                         FOR     AGAINST    ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING:

1.  Election of two Class III directors to         2.  Ratify of the appointment of Deloitte &           [ ]       [ ]         [ ]
    serve until the 2007 annual meeting of             Touche LLP by the Audit Committee of the
    Clark's shareholders, and until                    Board of Directors as our independent
    the respective successor of each is                public accountant of Clark's financial
    duly elected and qualified.                        statements for the year ending
                                                       December 31, 2004.

FOR   [ ]     WITHHOLD  [ ]     *EXCEPTIONS [ ]
ALL           AUTHORITY
              to vote                                                            To change your address, please mark this box.  [ ]
              for all
              nominees
              listed
              below

Nominees:  01 - Tom Wamberg, 02 - Randy Pohlman

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX
AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions _______________________________________________

                                                                                      SCAN LINE

                                                       Note:  Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                                       --------------------------------------   -----------------------------------
                                                          Date     Share Owner sign here           Co-Owner sign here

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                                       29

                                  CLARK, INC.
          THE CLARK CONSULTING BUILDING, 102 SOUTH WYNSTONE PARK DRIVE
                        NORTH BARRINGTON, ILLINOIS 60010
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                    FOR THE ANNUAL MEETING ON APRIL 27, 2004

     The undersigned hereby constitutes and appoints Jim Radosevich - Corporate Secretary and Thomas M. Pyra - Chief Operations Officer or any of them acting in the absence of the other, his or her true and lawful agents and proxies, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote for the undersigned as designated on the reverse side, at the annual meeting of the stockholders to be held at The Peninsula Hotel, 108 East Superior Street, Chicago, IL, on April 27, 2004, at 10:00 a.m. local time, and at any adjournments thereof, on all matters coming before said meeting.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, both dated March 19th, 2004 and hereby revokes any proxy or proxies heretofore given to vote at said meeting or any adjournment thereof.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXYHOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. ACTION TAKEN PURSUANT TO THIS PROXY CARD WILL BE EFFECTIVE AS TO ALL SHARES THAT YOU OWN.


     This proxy when properly executed will be voted          CLARK, INC.                      I/we plan to attend the           [ ]
in the manner directed herein.  If no direction               P.O. BOX 11351                   Annual Meeting.
is made, this proxy will be voted FOR items 1 and 2.          NEW YORK, N.Y. 10203-0351
This proxy will be voted, in the discretion of proxy                                           If you agree to access our        [ ]
holders, upon such other business as may properly come                                         Annual Report and Proxy
before the Annual Meeting or any adjournment thereof.                                          Statement electronically
                                                                                               in the future, please mark
                                                                                               this box.

(Continued and to be dated and signed on the reverse side.)
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